Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
SANDERS MORRIS HARRIS GROUP INC.
(the “Corporation”)

(As amended through August 7, 2007)

ARTICLE I
OFFICES

SECTION 1.1. OFFICES. The principal business office of the Corporation shall be 600 Travis, Suite 3100, Houston, Texas 77002. The Corporation may have such other business offices within or without the State of Texas as the Corporation’s board of directors (the “Board of Directors”) may from time to time establish.

ARTICLE II
CAPITAL STOCK

SECTION 2.1. CERTIFICATE REPRESENTING SHARES. Shares of capital stock of the Corporation may be represented by certificates in such form or forms as the Board of Directors may approve; provided that such form or forms shall comply with all applicable requirements of law or of the Corporation’s articles of incorporation, as amended (the “Articles of Incorporation”). In addition, the Board of Directors may by resolution provide that some or all of any class or series of capital stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board of Directors, upon request, a holder of uncertificated shares shall be entitled to have a certificate. Such certificates shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the Chief Executive Officer, President or a vice president and by the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series of shares of the Corporation owned by the Shareholder and may be sealed with the seal of the Corporation or imprinted or otherwise marked with a facsimile of such seal. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue. If a holder of uncertificated shares elects to receive a certificate for shares of capital stock, the Corporation (or the transfer agent or registrar, as the case may be) shall (to the extent permitted under applicable law and rules, regulations, and listing requirements of any stock exchange or stock market on which the Corporation's shares are listed or traded), cease providing annual statements indicating such holder's holdings of shares in the corporation.. The certificates shall be consecutively numbered as they are issued and a record of such issuance shall be entered in the books of the Corporation. No shares of capital stock shall be issued until the full amount of the consideration therefor, fixed as provided by law, has been paid or delivered.

SECTION 2.2. SHARE TRANSFER RECORD AND SHAREHOLDERS OF RECORD. The Secretary of the Corporation shall maintain, among other records, a share transfer record, which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates, if any, representing such shares, the date of issue of such certificates, if any, and whether or not such shares originate from original issue or from transfer.

The names and addresses of shareholders as they appear on the share transfer record shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

SECTION 2.3. SHAREHOLDER’S CHANGE OF NAME OR ADDRESS. Each shareholder shall promptly notify the Secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the official list of shareholders of record of the Corporation. The Secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of shareholders of record.

SECTION 2.4. TRANSFER OF STOCK. The shares of capital stock of the Corporation are transferable only on the books of the Corporation by the holder of record thereof or by his duly authorized attorney or legal representative (a) if the shares are certificated, upon surrender of the certificate for such shares, if any, properly endorsed or assigned with a request to transfer or (b) if the shares are uncertificated, when an instruction is presented to the Corporation with a request to transfer. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration, and replacement of certificates as it deems desirable or necessary in accordance with applicable law.

SECTION 2.5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or registrars of the shares of capital stock of the Corporation, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

SECTION 2.6. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors, or such officer or officers of the Corporation as the Board of Directors may from time to time designate, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors, or such officer or officers, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates.

SECTION 2.7. FRACTIONAL SHARES. Only whole shares of the stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the Board of Directors, or the officers in the exercise of powers delegated by the Board of Directors, shall take such measures consistent with the law, the Articles of Incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

ARTICLE III
THE SHAREHOLDERS

SECTION 3.1. ANNUAL MEETING. Commencing in the calendar year 2000, the annual meeting of the shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and time as shall be designated by resolution of the Board of Directors; provided, however, that no more than thirteen months shall have elapsed between two consecutive annual meetings of shareholders. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

Only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, no less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to shareholders or the date on which it is first disclosed to the public. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. In addition, if the shareholder’s ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything else in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

SECTION 3.2. SPECIAL MEETINGS. Except as otherwise provided by law or by the Articles of Incorporation, special meetings of the shareholders may be called by the chairman of the Board of Directors, the President, or any one of the directors and shall be held at the principal office of the Corporation or at such other place, and at such time, as may be stated in the notice calling such meeting.

SECTION 3.3. NOTICE OF MEETINGS - WAIVER. Written or printed notice of each meeting of shareholders, stating the place, day and hour of any meeting and, in case of a special shareholders’ meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a shareholder of a written waiver of notice of any shareholders’ meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders’ meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.

SECTION 3.4. DISCHARGE OF NOTICE REQUIREMENT. The notice provided for in Section 3.3 of these bylaws is not required to be given to any shareholder if either notice of two consecutive annual meetings and all notices of meetings held during the period between such annual meetings or all payments (but in no event less than two payments) of distributions or interest on securities, during a 12-month period, have been sent by first class mail, to such shareholder, addressed to the address as shown on the records of the Corporation and have been returned undeliverable. Any action or meeting taken or held without notice to such a shareholder shall have the same force and effect as if the notice had been duly given and any articles or document filed with the Secretary of State pursuant to action taken may state that notice was duly given to all persons to whom notice was required to be given. The requirement that notice be given to such a shareholder shall be reinstated if such shareholder delivers to the Corporation a written notice setting forth his then current address.

SECTION 3.5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period in no case to exceed sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least the ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in no case to be more than sixty days nor, in the case of a meeting of shareholders, less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

SECTION 3.6. DISTRIBUTIONS AND SHARE OWNERSHIP AS OF RECORD DATE. Distributions of cash, tangible property or intangible property made or payable by the Corporation, whether in liquidation or from earnings, profits, assets or capital, including all distributions that were payable but not paid to the registered owner of the shares, his heirs, successors or assigns but that are now being held in suspense by the Corporation or that were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the person registered as owner of the shares in the Corporation’s stock transfer books as of the record date determined for that distribution, as provided in Section 3.5 of these bylaws, his heirs, successors or assigns. The person in whose name the shares are or were registered in the stock transfer books of the Corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time.

SECTION 3.7. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to lawful inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this Section shall not affect the validity of any action taken at such meeting.

SECTION 3.8. QUORUM AND OFFICERS. Except as otherwise provided by law, by the Articles of Incorporation or by these bylaws, the holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law. The chairman of the board shall preside at, and the Secretary shall keep the records of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these bylaws or any person appointed by resolution duly adopted at the meeting.

SECTION 3.9. VOTING AT MEETINGS. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except to the extent that the Articles of Incorporation or the laws of the State of Texas provide otherwise.

SECTION 3.10. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

SECTION 3.11. BALLOTING. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

SECTION 3.12. VOTING RIGHTS, PROHIBITION OF CUMULATIVE VOTING FOR DIRECTORS. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. No shareholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

SECTION 3.13. RECORD OF SHAREHOLDERS. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

ARTICLE IV
THE BOARD OF DIRECTORS

SECTION 4.1. NUMBER, QUALIFICATIONS, TERM AND NOMINATION. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors; and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these bylaws, the Board of Directors may exercise all the powers of the Corporation. The initial Board of Directors shall consist of one member. Each subsequent Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, such number to be determined from time to time by resolution of a majority of the full Board of Directors; provided, however, that no decrease shall effect a shortening of the term of any incumbent director. Directors need not be residents of Texas or shareholders of the Corporation absent provision to the contrary in the Articles of Incorporation or laws of the State of Texas. Except as otherwise provided in the Articles of Incorporation and Section 4.3 of these bylaws, each position on the Board of Directors shall be filled by election at the annual meeting of shareholders. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section.

Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 180 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to shareholders or the date on which it is first disclosed to the public, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to shareholders or the date on which it is first disclosed to the public. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and which are owned of record by such shareholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section and he shall so declare to the meeting, and the defective nomination shall be disregarded. Each person elected a director shall hold office, unless removed in accordance with Section 4.2 of these bylaws, until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified.

SECTION 4.2. REMOVAL. No director nor the entire Board of Directors may be removed from office, at any special meeting of shareholders except for cause, and then only by the affirmative vote of at least two thirds of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the shareholders present in person or by proxy and entitled to vote.

SECTION 4.3. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining directors, if any, even if such remaining directors comprise less than a quorum of the Board of Directors, or by the shareholders if no other directors remain. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of the directors, election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose, provided that the Board of Directors may fill no more than two such directorships during the period between any two successive annual meetings of shareholders.

SECTION 4.4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. No notice of any kind of such regular meetings needs to be given to either old or new members of the Board of Directors.

SECTION 4.5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at any time by call of the chairman of the board, the President, the Secretary or any one director. The Secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or in person or by telegraph or telephone at least one day before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. Except as otherwise provided by law, by the Articles of Incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 4.6. QUORUM. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the Articles of Incorporation or by these bylaws.

SECTION 4.7. PROCEDURE AT MEETINGS. The Board of Directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one of their number as chairman of the Board of Directors. Failure to designate a chairman of the board shall be deemed a designation of the President to perform the functions of the chairman of the board. The chairman of the board shall preside at meetings of the board. In his absence at any meeting, any officer authorized by these bylaws or any member of the Board of Directors selected by the members present shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors. In his absence, the presiding officer of the meeting may designate any person to act as Secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the board may from time to time determine.

SECTION 4.8. PRESUMPTION OF ASSENT. Any director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 4.9. ACTION WITHOUT A MEETING. Any action required by statute to be taken at a meeting of the directors of the Corporation, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

SECTION 4.10. COMPENSATION. Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at any meeting of the Executive Committee of directors, if any, to which such director may be elected in accordance with the following Section 4.11; but nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation therefore.

SECTION 4.11. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee, which committee shall consist of two or more of the directors of the Corporation. Such Executive Committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the Executive Committee may be removed by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation. Members of the Executive Committee shall receive such compensation as may be approved by the Board of Directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on the Executive Committee.

SECTION 4.12. OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may appoint one or more committees of two or more directors each. Such committees may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate, except as prohibited by law. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law. Any member of a committee may be removed at any time by the Board of Directors. Members of any such committees shall receive such compensation as may be approved by the Board of Directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on a committee.

SECTION 4.13. ADVISORY DIRECTORS. The Board of Directors, by resolution adopted by a majority of the full Board Directors, may appoint one or more individuals to be advisory directors (“Advisory Directors”), who by such appointment shall not as such be a member of the Board of Directors.  Each such Advisory Director shall be appointed for such term as determined by the Board of Directors, to serve at the pleasure of the Board of Directors, and may be removed (with or without cause) by resolution adopted by a majority of the full Board of Directors.  An Advisory Director shall serve only as an advisor to the Board of Directors.  As an advisor, an Advisory Director shall participate, advise or counsel the Board of Directors on matters brought before the Board of Directors, as may be requested from time to time by the Board of Directors.  An Advisory Director shall be entitled to notice and to attend all meetings of the Board of Directors but will not have the right to vote on any such matters or to bind the Corporation in any manner.  Advisory Directors shall not be considered members of the Board of Directors for notice, quorum, voting or other purposes, and shall not have the powers or responsibilities of a director of the Corporation.  No action of the Board of Directors or any committee thereof shall be invalid by reason of a failure of any Advisory Director to receive notice of or to attend any meeting of the Board of Directors or any committee thereof.

The Board of Directors, by resolution adopted by a majority of the full Board, may appoint Advisory Directors to one or more committees of the Board of Directors, and such Advisory Directors shall be entitled to notice and to attend meetings of such committees.  The Board of Directors or committee thereof shall have the authority to excuse Advisory Directors from all or any portion of any meeting.  Advisory Directors shall receive compensation and reimbursement of expenses as determined by the Board of Directors.

ARTICLE V
OFFICERS

SECTION 5.1. NUMBER. The officers of the Corporation shall consist of a chairman, if one is elected by the Board of Directors, a President, one or more vice presidents, if elected by the Board, and a Secretary; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except those of President and Secretary.

SECTION 5.2. ELECTION; TERM; QUALIFICATION. Officers shall be chosen by the Board of Directors annually at the meeting of the Board of Directors following the annual shareholders’ meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

SECTION 5.3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

SECTION 5.4. VACANCIES. Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting.

SECTION 5.5. DUTIES. The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these bylaws.

SECTION 5.6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected by the Board of Directors, shall preside at all meetings of the Board of Directors and approve the minutes of all proceedings of such meetings, and he shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

SECTION 5.7. THE PRESIDENT. The President shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject however, to the control of the Board of Directors. He shall at each annual meeting, and from time to time, report to the shareholders and to the Board of Directors all matters within his knowledge which, in his opinion, the interest of the Corporation may require to be brought to the notice of such persons. He may sign, with the Secretary or an assistant secretary, any or all certificates of stock of the Corporation. He shall preside at all meetings of the shareholders, shall sign and execute in the name of the Corporation (i) all contracts or other instruments authorized by the Board of Directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the board or by these bylaws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these bylaws.

SECTION 5.8. THE VICE PRESIDENTS. At the request of the President, or in his absence or disability, the vice presidents, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a vice president in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the President. A vice president may sign, with the Secretary or an assistant secretary, certificates of stock of the Corporation.

SECTION 5.9. SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders, of the Board of Directors, and of the Executive Committee, if any, of the Board of Directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the President from time to time may assign to or confer on him.

SECTION 5.10. ASSISTANT OFFICERS. Any assistant secretary appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the secretary of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the Board of Directors may prescribe.

SECTION 5.11. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

SECTION 5.12. BONDS OF OFFICERS. The Board of Directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

SECTION 5.13. DELEGATION. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

ARTICLE VI
MISCELLANEOUS

SECTION 6.1. DISTRIBUTIONS. Distributions, subject to the provisions of the Articles of Incorporation and to limitations set forth by law, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be in the form of a dividend, including a share dividend, a purchase or redemption by the Corporation, directly or indirectly, of any of its own shares or a payment by the Corporation in liquidation of all or a portion of its assets. A distribution may not be made if it would render the Corporation insolvent or if it exceeds the surplus of the Corporation, except as otherwise allowed by law. Subject to limitations upon the authority of the Board of Directors imposed by law or by the Articles of Incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

SECTION 6.2. CONTRACTS. The President shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

SECTION 6.3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to these bylaws or by resolution of the Board of Directors.

SECTION 6.4. DEPOSITORIES. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

SECTION 6.5. ENDORSEMENT OF STOCK CERTIFICATES. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation’s own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the President or any vice president; and such endorsement may be attested or witnessed by the Secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

SECTION 6.6. CORPORATE SEAL. The corporate seal, if any, shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

SECTION 6.7. FISCAL YEAR. The fiscal year of the Corporation shall begin and end on such dates as the Board of Directors at any time shall determine.

SECTION 6.8. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

SECTION 6.9. RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

SECTION 6.10. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify to the full extent allowed by law any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, venturer, proprietor, trustee, agent, or similar functionary of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. This indemnification shall, to the extent permitted by law, be against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with such investigation, action, suit or proceeding but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceedings in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. A person acting in his official capacity as a director of the Corporation must have conducted himself in good faith and reasonably believed his actions to have been in the Corporation’s best interests. A person acting in any other capacity must have conducted himself in good faith and reasonably have believed his actions were not opposed to the Corporation’s best interests. In the case of any criminal proceeding, indemnification requires that the person indemnified have had no reasonable cause to believe his conduct was unlawful.

Any indemnification under this Section shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper because the director, officer, employee or agent has met the applicable standard of conduct as set forth in the laws of the State of Texas, and the amount of indemnification (before or after termination of the proceedings) shall be made only as set forth in the laws of the State of Texas. Such determinations shall be made as set forth in the laws of the State of Texas.

Any indemnification of or advance of expenses to any officer, director, employee, or agent of the Corporation shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholder’s meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

Any right of indemnification granted by this Section 6.10 shall be in addition to and not in lieu of any other such right to which any director or officer of the Corporation may at any time be entitled under the law of the State of Texas; and if any indemnification which would otherwise be granted by this Section 6.10 shall be disallowed by any competent court or administrative body as illegal or against public policy, then any director or officer with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted by law and public policy, it being the express intent of the Corporation to indemnify its officers, directors, employees and agents to the fullest extent possible in conformity with these bylaws, all applicable laws, and public policy.

SECTION 6.11. INDEMNITY INSURANCE. The Corporation may purchase and maintain insurance or another arrangement on behalf of a person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under these bylaws or the laws of the State of Texas. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if the shareholders of the Corporation approve the inclusion of coverage for the additional liability.

SECTION 6.12. MEETINGS BY TELEPHONE. Subject to the provisions required or permitted by these bylaws or the laws of the State of Texas for notice of meetings, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
AMENDMENTS

SECTION 7.1. AMENDMENTS. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the full Board of Directors at any duly held meeting of directors, provided that notice of such proposed action shall have been contained in the notice of any such meeting, unless the Articles of Incorporation or the laws of the State of Texas reserve the power exclusively to the shareholders in whole or in part, or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation’s bylaws, the holders of a majority of the shares represented at any duly held meeting of the shareholders, provided that notice of such proposed action shall have been contained in the notice of any such meeting, may amend, repeal or adopt the Corporation’s bylaws.